EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-193545) of First National Community Bancorp, Inc. and Subsidiaries of our reports dated March 11, 2016, relating to the consolidated financial statements and the effectiveness of First National Community Bancorp, Inc. and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Wilkes-Barre, Pennsylvania
March 11, 2016